Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Steven J. Heyer, the Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify , pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that (i) the accompanying Form 10-Q of Starwood for the quarter ended Septemebr 30, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Steven J. Heyer
Steven J. Heyer
Chief Executive Officer Starwood Hotels & Resorts Worldwide, Inc. November 6, 2006